UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2023

WTI Fund X, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-01414	85-3539868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2023, the Board of Directors of WTI Fund X, Inc. (the “Company”) adopted Amended & Restated Bylaws of the Company (the “Amended & Restated Bylaws”) effective immediately. The amendments effected through the Amended & Restated Bylaws remove the requirement that the Chairman or any Vice Chairman of the Company must also serve as a Director of the Company and make certain conforming changes consistent therewith.

The foregoing general description of the amendments to the Amended & Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended & Restated Bylaws set forth in Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended & Restated Bylaws of WTI Fund X, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

WTI FUND X, INC.
(Registrant)

By:	/s/ Jared S. Thear
Jared S. Thear
Chief Financial Officer

Date:	March 21, 2023